UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 19, 2017
FLIR Systems, Inc.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-21918 (Commission File Number)	93-0708501 (IRS Employer Identification No.)

27700 SW Parkway Avenue Wilsonville, Oregon (Address of Principal Executive Offices)		97070 (Zip Code)

503-498-3547
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report)
________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 19, 2017, the Board of Directors (the “Board”) of FLIR Systems, Inc. (the “Company”) approved an increase in the size of the Board by one director, from ten to eleven directors, and appointed Robert S. Tyrer, 60, to fill the resulting vacancy.
Mr. Tyrer is currently the co-president of The Cohen Group, a business advisory firm providing strategic advice and assistance in business development, regulatory affairs, deal sourcing, and capital raising activities, a position he has held since 2001. Previously, he served as the Chief of Staff to the United States Secretary of Defense William Cohen from 1997-2001, where he provided strategic advice on all aspects of national security and acted as the primary liaison between the Department of Defense and Congress, the White House, other Federal agencies and private industry. Prior to entering the Pentagon, Mr. Tyrer served 21 years on Capitol Hill in a variety of congressional staff roles, including Chief of Staff to then-Senator William Cohen of Maine from 1989-1996 and campaign manager for U.S. Senator Susan Collins in her successful 1996 U.S. Senate campaign.
Mr. Tyrer is a graduate of the University of Maine and a member of the Advisory Board of the University of Maine's School of Policy and International Affairs. He is a Senior Adviser at the Center for Strategic and International Studies in Washington, DC. He served as a member of the board of directors of EDO Corporation, a military and commercial products and professional services company, for four years until the company was purchased by ITT Corporation in 2007. Mr. Tyrer also served on the Board of Directors of Clean Air Power, a publicly-traded company based in the United Kingdom, from 2014 until it was acquired in 2015. He is also a member of the Advisory Board of the Public Diplomacy Collaborative at the John F. Kennedy School of Government at Harvard University.
As a member of the Company’s Board, Mr. Tyrer will receive the Company’s standard compensation for non-employee directors. The Company previously disclosed the standard arrangements for non-employee directors in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2017.

The Board has determined that Mr. Tyrer is independent in accordance with the relevant rules and regulations of the SEC and listing standards of NASDAQ. There is no arrangement or understanding between Mr. Tyrer and any other persons pursuant to which Mr. Tyrer was selected as a director. There are no family relationships between Mr. Tyrer and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year and except as described above, the Company has not engaged in any transaction in which Mr. Tyrer had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

 Item 7.01     REGULATION FD DISCLOSURE

On October 24, 2017, the Company issued a press release announcing Mr. Tyrer’s appointment to the Company’s Board of Directors. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1    Press Release of FLIR Systems, Inc. dated October 24, 2017.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR SYSTEMS, INC.
Date: October 24, 2017	By:	/s/ Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1     Press Release of FLIR Systems, Inc. dated October 24, 2017.